  EXHIBIT 5.1

Helport AI Limited Wickham Cay II, Road Town Tortola, VG1110 British Virgin Islands	D: +852 3656 6054 / +852 3656 6010
E: nathan.powell@ogier.com rachel.huang@ogier.com

Reference: NMP/RYH/507129.00001

[Date]

Dear Sirs

Helport AI Limited (Company number: 2133355) (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form F-4, such registration statement including all amendments or supplements to such form filed with the Commission (the Registration Statement). The Registration Statement relates to the transactions contemplated in the business combination agreement dated 12 November 2023 as amended by the first amendment to the business combination agreement dated 18 December 2023 (together, the Agreement) by and among (i) Tristar Acquisition I Corp (Tristar), (ii) the Company, (iii) Merger I Limited, (iv) Merger II Limited, (v) Helport Limited (Helport), (vi) Navy Sail International Limited and (vii) Extra Technology Limited pursuant to which the Company will issue the following securities as will be determined in accordance with the Agreement:

(a)	28,372,699 shares of a single class each with a par value of US$0.0001 (the Shares) to the existing shareholders of Helport;

(b)	16,358,802 Shares to the existing shareholders of Tristar;

(c)	18,845,000 warrants to purchase the Shares to the existing warrant holders of Tristar (the Warrants); and

(d)	18,845,000 Shares that may be issued upon exercise of the Warrants.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1	Documents

1.1	In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	the Agreement;

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

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(c)

a form of assignment, assumption and amendment to warrant agreement, to be entered into by and among Tristar, Helport and Continental Stock Transfer & Trust Company (the Warrant Agreement) relating to the assumption by the Company of the warrant agreement dated 13 October 2021 by and between Tristar and Continental Stock Transfer & Trust Company as warrant agent;

(d)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 25 April 2024 (the Company Registry Records);

(ii)

the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 25 April 2024 (the Court Records, together with the Company Registry Records, each as updated by update searches on [●], the Public Records);

(e)	the certificate of incumbency dated [●] issued by the Company’s registered agent in respect of the Company (the Certificate of Incumbency);

(f)	the certificate of good standing dated [●] issued by the Registrar of Corporate Affairs in the British Virgin Islands in respect of the Company (the Certificate of Good Standing);

(g)	the register of directors of the Company dated 17 October 2023 (the Register of Directors);

(h)	the register of members of the Company provided to us on 11 December 2023 (the Register of Members, together with the Register of Directors, the Registers);

(i)	written resolutions of the sole director of the Company dated 12 November 2023 and [●] (together, the Director’s Resolutions); and

(j)	written resolutions of the sole shareholder of the Company dated [●] (together with the Director's Resolutions, the Resolutions).

1.2

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1.1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

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This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied the following assumptions without having carried out any independent investigation or verification in respect of those assumptions:

(a)

all parties to the Registration Statement, the Agreement and the Warrant Agreement other than the Company (and other than any party that is an individual) are duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws;

(b)

all parties to the Registration Statement, the Agreement and the Warrant Agreement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement, Agreement and Warrant Agreement;

(c)

each of the Registration Statement, the Agreement and the Warrant Agreement has been or, as the case may be, will be duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the British Virgin Islands).

(d)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(e)

all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(f)

the Resolutions remain in full force and effect and the sole director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him in approving the transactions approved in the Director's Resolutions and the sole director does not have a financial interest in or other relationship to a party of the transactions approved in the Director's Resolutions which has not been properly disclosed in the Director's Resolutions;

(g)	the Warrant Agreement will be duly executed, dated and delivered by all parties thereto in materially the same form as the last draft examined by us;

(h)	each of the Certificate of Incumbency, the Certificate of Good Standing and the Registers is accurate and complete as at the date of this opinion;

(i)

the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records;

(j)

the Company has complied with, or will comply with, its obligation to file (unless the Company is within one of the statutory exceptions to the obligation to file) a financial return (each an Annual Return) pursuant to Section 98A of the BVI Business Companies Act, 2004 (the BCA) with its registered agent in respect of each year for which such a return is due within the timeframe prescribed by the BCA, and the registered agent has not made any notifications to the Registrar of Corporate Affairs of any failure by the Company to file its Annual Return as required and within the time frame prescribed pursuant to Section 98A(4) of the BCA; and

(k)	the Shares shall be issued at an issue price in excess of the par value thereof.

(l)

the draft amended and restated memorandum and articles of association appended to the Registration Statement will be adopted by the Company in accordance with its existing memorandum and articles of association prior to the date that any Shares or Warrants are issued by the Company.

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3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

(a)

The Company is a company duly incorporated with limited liability under the BCA and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)

The Company has all requisite power under its memorandum and articles of association to issue the Shares in accordance with the Registration Statement (including the issuance of the Shares upon the exercise of the Warrants in accordance with the Warrant Agreement).

(c)

The Company has taken all requisite corporate action to authorise the issuance of the Shares in accordance with the Registration Statement (including the issuance of the Shares upon the exercise of the Warrants in accordance with the Warrant Agreement).

(d)

The Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Shares upon the exercise of the Warrants in accordance with the Warrant Agreement), when issued by the Company upon:

(I)

payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement (including the issuance of the Shares upon the exercise of the Warrants in accordance with the Warrant Agreement) and in accordance with its then effective memorandum and articles of association; and

(ii)	the entry of those Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)

in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws) and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement, the Agreement and the Warrant Agreement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands;

(b)

in relation to any representation or warranty made or given by the Company in the Registration Statement, the Agreement and the Warrant Agreement or, save as expressly set out herein, as to whether the Company will be able to perform its obligations under the Documents;

(c)

as to the commerciality of the transactions envisaged in the Registration Statement, the Agreement and the Warrant Agreement or, save as expressly stated in this opinion, whether the Registration Statement, the Agreement and the Warrant Agreement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement, the Agreement and the Warrant Agreement;

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(d)

as to whether the acceptance, execution or performance of the obligations of the Company under the Registration Statement, the Agreement and the Warrant Agreement will result in the breach of or infringe any other agreement, deed or document (other than the Company's memorandum and articles of association) entered into by or binding on the Company; or

(e)	as to the rights, title or interest of the Company to or in, or the existence of, any property or assets that are the subject of the Registration Statement, the Agreement and the Warrant Agreement.

4.2

In this opinion, the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.3

Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee and/or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies in the British Virgin Islands.

4.4

Under the BCA, a copy of the Company's register of directors which is complete must be filed by the Company at the Registry of Corporate Affairs. Failure to make this filing will render the Company liable to a penalty fee and if the filing is not made within the requisite time period or any penalty fee remains unpaid from the due date, the Company will be liable to be struck off and dissolved from the Register of Companies.

4.5

Under the BCA, an Annual Return, in the prescribed form, must be filed by the Company with its registered agent in respect of each year for which one is due within the timeframe prescribed by the BCA for that year (unless the Company is within one of the statutory exceptions to the obligation to file). Failure to make this filing when due will render the Company liable to a penalty fee and where the Company is liable to the maximum penalty and has not filed its annual return, the Company will be liable to be struck off and dissolved from the Register of Companies.

4.6

For the purposes of this opinion "in good standing" means only that as of the date of the Certificate of Good Standing the Registrar of Corporate Affairs has confirmed that she is satisfied that the Company (i) is on the Register of Companies; (ii) has paid all fees, annual fees and penalties due and payable; and (iii) has filed with the Registrar of Corporate Affairs a copy of its registers of directors which is complete in accordance with the requirements pursuant to the BCA by issuing the Certificate of Good Standing under Section 235 of the BCA, which we assume remains correct and accurate as at the date of this opinion. We have made no enquiries into the Company's good standing with respect to any other filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA. We have made no enquiries into whether the copy of the register of directors filed at the Registry of Corporate Affairs matches the details set out on the Certificate of Incumbency or whether the annual return filed by the Company with its registered agent is in the prescribed form as required pursuant to the BCA.

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4.7	The Public Records and our searches thereof may not reveal the following:

(a)

in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search or notifications made to the Registrar of Corporate Affairs by the registered agent of any failure by the Company to file its Annual Return as required and within the time frame prescribed by the BCA;

(b)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(c)

whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)

any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(e)

the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(g)

while it is a requirement under Section 118 of the Insolvency Act that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver and the absence of a registered notice of appointment of a receiver is not conclusive as to there being no existing appointment of a receiver in respect of the Company or its assets.

4.8	We have not undertaken any enquiry and express no view as to the compliance of the Company with the Economic Substance (Companies and Limited Partnerships) Act 2018.

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5	Governing Law and Reliance

5.1

This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

5.2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier

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